EXHIBIT 10.2
                                                                    ------------

                            NEGATIVE PLEDGE AGREEMENT


         This Negative Pledge Agreement is made as of January 16, 2007 ("Agreement"), by and between ThinkEngine Networks, Inc., a Delaware Corporation (the "Debtor") and VENCORE SOLUTIONS LLC, a Delaware Limited Liability Company ("Lender").

         In connection with that certain Loan and Security Agreement of even date herewith, issued by Debtor to Lender (the "Loan Agreement") and the other related documents being concurrently executed between Debtor and Lender in connection therewith, Debtor hereby agrees as follows:

         1. Except for the granting of non-exclusive licenses in the ordinary course of business, Debtor shall not (i) sell, transfer, assign, mortgage, pledge, lease, grant a security interest in, or encumber, (ii) enter into any agreement, document, instrument or other arrangement (except with or in favor of Lender) with any person which directly or indirectly prohibits or has the effect of prohibiting Debtor from selling, transferring, assigning, mortgaging, pledging, leasing, granting a security interest in, or encumbering, or (iii) enter into any negative pledge agreement or other similar agreement or arrangement with any person (except with or in favor of Lender) pursuant to which Debtor directly or indirectly agrees that it will not assign, pledge, mortgage, lease or grant a security interest in or upon, any of Debtor's intellectual property, including, without limitation, the following:

              (a) Any and all copyright rights, copyright applications, copyright registrations and like protection in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held (collectively, the "Copyrights");

              (b) Any and all trade secrets, and any and all intellectual property rights in computer software and computer software products now or hereafter existing, created, acquired or held;

              (c) Any and all design rights which may be available to Debtor now or hereafter existing, created, acquired or held;

              (d) All patents, patent applications and like protections, including, without limitation, improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same, including, without limitation, the patents and patent applications (collectively, the "Patents");

              (e) Any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the businesses of Debtor connected with and symbolized by such trademarks (collectively, the "Trademarks");

              (f) Any and all claims for damages by way of past, present and future infringements of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above;

              (g) All licenses or other rights to use any of the Copyrights, Patents or Trademarks and all license fees and royalties arising from such use to the extent permitted by such license or rights;

              (h) All amendments, extensions, renewals and extensions of any of the Copyrights, Patents or Trademarks; and

              (i) All proceeds and products of the foregoing, including, without limitation, all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing.

         2. Initially capitalized terms used herein without definition shall have the same meanings as set forth in the Loan Agreement.

         3. This Agreement shall terminate upon the payment and performance in full of the Obligations and expiration or termination of Lender's commitment to make any Advances under the Loan Agreement.



DEBTOR                                THINKENGINE NETWORKS, INC., A
                                      DELAWARE CORPORATION

                                      By: /s/ Michael Mitchell
                                          -----------------------------
                                          Michael Mitchell

                                      Title: CEO
                                             --------------------------

                                      Acknowledged and Agreed:

                                      VENCORE SOLUTIONS LLC, A DELAWARE
                                      LIMITED LIABILITY COMPANY

                                      By: /s/ Tom Linnemann
                                          -----------------------------

                                      Title: Asst. Vice President
                                             --------------------------




                                        2